EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D, including amendments thereto without the necessity of filing additional joint filing agreements, with respect to the common stock, no par value, of Team Financial, Inc., a Kansas corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby executes this Joint Filing Agreement effective as of the date set forth below.

Dated:	February 20, 2009

*/s/ O. Gene Bicknell
O. Gene Bicknell

MARINER WEALTH ADVISORS, LLC

By:	/s/ Martin C. Bicknell
Martin C. Bicknell, Manager

/s/ Martin C. Bicknell
Martin C. Bicknell

*/s/ Cherona Bicknell
Cherona Bicknell

/s/ Bruce Kusmin
Bruce Kusmin

*By:	/s/ Martin C. Bicknell
Martin C. Bicknell
Attorney-in-Fact (pursuant to a power of attorney filed as Exhibit 99.1 to the original Schedule 13D)

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